Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference into the previously filed Registration Statements on Form S-8 (Registration Nos. 333-38022 and 333-50500) and on Form S-3 (Registration No. 333-65574) of TTR Technologies, Inc.("TTR") of our report dated February 28, 2002 relating to the financial statements which appear in TTR's Annual Report on Form 10-K for the year ended December 31, 2001.


/s/ Brightman Almagor & Co.

Certified Public Accountants (Israel)
A member of Deloitte & Touche

Tel-Aviv, Israel
March 27, 2002


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